Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-3 of Commerce Union Bancshares, Inc. of our report dated March 28, 2016, relating to our audit of the consolidated financial statements of Commerce Union Bancshares, Inc., which report appeared in annual report on Form 10-K of Commerce Union Bancshares, Inc., dated March 28, 2016. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Maggart & Associates, P.C.

Maggart & Associates, P.C.
Nashville, Tennessee
March 13, 2017